SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
August 19, 2004

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.     Other Events

On August 19, 2004, Nortel Networks Corporation (the “Company”) issued a press release announcing estimated limited preliminary unaudited financial results for the first and second quarters of 2004, prepared in accordance with United States generally accepted accounting principles, and new strategic initiatives to reset its business model. These initiatives include a new streamlined organizational structure to improve alignment with enterprise and carrier customers, which is intended to enable the Company to build on its market leadership in developing the converged networks of the future and improve business efficiency and operating cost performance in an increasingly competitive market. The streamlined organizational structure will lead to an approximate 10 per cent workforce reduction.

Nortel Networks also provided an update regarding the progress of the Audit Committee’s continuing independent review, including the termination for cause of seven finance executives. The Company also provided an update on the progress of its restatements and revisions to prior period financial results.

Announcements in the press release serve as a status update by the Company and its principal operating subsidiary Nortel Networks Limited (the “Registrant” or “NNL”) pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Estimated Limited Preliminary Unaudited Results for the First and Second Quarters of 2004

Estimated unaudited revenues for the Company for the first six months of 2004 were approximately US$5.1 billion, with approximately US$2.5 billion in the first quarter and US$2.6 billion in the second quarter. Estimated unaudited net earnings per share in the first half of 2004 were US$0.00 to US$0.02, with US$0.00 to US$0.01 in the first quarter and US$0.00 to US$0.01 in the second quarter, in each case on a fully diluted basis.

Estimated unaudited net earnings for the Company in the second quarter of 2004 included a benefit of approximately US$0.02 per share on a fully diluted basis related to a customer contract settlement in South America.

Estimated unaudited revenues by segment on a percentage of revenue basis for the Company for the first and second quarters of 2004 were:

	Percentage of Revenue
	Q1 2004	Q2 2004
Wireless Networks	51%	51%
Enterprise Networks	21%	22%
Wireline Networks	18%	17%
Optical Networks	10%	10%

Recent business highlights are included in the attached annex.

Gross Margin

Gross margin for the Company for the first six months of 2004 is estimated at approximately US$2.2 billion, or approximately 43 percent of revenues, with approximately US$1.1 billion in each of the first and second quarters. Margins in the second quarter reflect lower margins related to initial wireless deployments and the mix of wireless revenues in the quarter.

Expenses

Selling, general and administrative expenses (“SG&A”) and research and development expenses combined for the Company are estimated at approximately US$2.1 billion for the first six months of 2004 and were approximately equal in the first and second quarters.

Cash

Cash balance at the end of the second quarter of 2004 for the Company was approximately US$3.7 billion and was approximately US$3.6 billion at the end of the first quarter of 2004.

Timing of Final Unaudited Results

These estimated limited preliminary unaudited results are subject to change and to a number of important limitations described below under “Status of Restatement and Filing of Financial Statements”. The final unaudited results for the first and second quarters of 2004 will be available upon the filing of the quarterly reports for such periods, which the Company expects to file by the end of the third quarter of 2004.

Strategic Plan

Nortel Networks believes significant opportunities for growth exist across the marketplace and particularly in emerging markets such as China and India as customers evolve their networks to high performance converged networks underpinned by high security and reliability. Security and reliability have always been fundamental requirements for service provider networks of all types and they are increasingly important to governments, defense interests and enterprises around the world. Nortel Networks is driving its strategy with the aim of growing market share and to leverage its strength in high performance, high reliability networks in opportunities such as those mentioned above.

Existing and new competitors are aggressively positioning themselves to capture significant growth opportunities. At the same time, the financial results for the first and second quarters of 2004 announced on August 19, 2004 indicate that the Company’s business operations are not achieving the targeted operating cost performance.

The impact of the strategic plan outlined today, and detailed in the attached annex, will lead to an anticipated focused reduction in employees of approximately 3,500, or an estimated 10 per cent of the workforce. This workforce reduction is expected to be substantially completed by year-end, and will be subject to completion of the appropriate information and consultation processes with the relevant employee representatives in certain jurisdictions, as required by law. The Company currently estimates costs of approximately US$300 million to US$400 million in connection with this work plan and is targeting annualized cost savings of approximately US$450 million to US$500 million. The details of this work plan and the timing of the financial statement impacts are expected to be finalized by the end of the third quarter of 2004.

The principal components of the strategic plan are:

•	a renewed commitment to best corporate practices and ethical conduct, including through the establishment of a chief ethics and compliance officer;

•	a streamlined organizational structure to reflect alignment with carrier converged networks;

•	an increased focus on the enterprise market and customers;

•	optimized research and development programs for secure, “5 9s” reliable converged networks;

•	the establishment of a chief strategy officer to drive partnerships, new markets and acquisitions;

•	the establishment of a chief marketing officer to drive overall marketing strategy;

•	the strategic review of embedded services to assess opportunities in professional services business; and

•	a distinct focus on government and defense customer segments.

Details of the strategic plan are included in the attached annex.

Business Outlook

The Company continues to expect the market will grow in the low to mid-single digits in 2004 compared to 2003, and that its revenues will grow faster than the market. Nortel Networks expects, through the implementation of its strategic plan, to reduce its operating expenses to 35 percent of revenues or lower on an annualized basis in 2005. Considering the impacts of the strategic plan and higher costs associated with initial customer deployments in emerging markets, the Company expects gross margins in the range of 40 to 44 percent of revenues through 2005.

Status of Audit Committee Independent Review; Personnel Actions

The independent review by the Nortel Networks Audit Committee is continuing. The Audit Committee expects to complete that portion of its inquiry which affects the Company’s and NNL’s ability to finalize and file their audited financial statements for the year 2003 in sufficient time to enable the Company and NNL to file such financial statements by the end of the third quarter of 2004. The Audit Committee anticipates that there will be additional work done on remedial measures, internal controls, and improvements to processes beyond the filing of the Company’s and NNL’s audited 2003 financial statements.

The Audit Committee review has focused on the establishment, timing of, support for and release of accruals and provisions. Based on the Committee’s work to date, the Company has found that a significant number of accruals and provisions were established and/or released in 2002 and 2003 that were not in accordance with applicable generally accepted accounting principles. The Audit Committee’s objective is to arrive at a full understanding of the facts and circumstances that gave rise to these errors before audited financial statements for the year 2003 are finalized and filed.

As previously announced on April 28, 2004, the Company terminated for cause each of its former president and chief executive officer, chief financial officer and controller. The Company announced on August 19, 2004 that seven individuals with significant responsibilities for financial reporting at the line of business and regional levels have also been terminated for cause. Four of these individuals had previously been placed on paid leaves of absence, as announced on April 28, 2004. In making these and the previous determinations, the Board of Directors found that each of these ten individuals had primary, or substantial, responsibility for the Company’s financial reporting; that if not aware, each ought to have been aware that the establishment and/or release to income of such accruals and provisions were not in accordance with applicable generally accepted accounting principles; and that the improper application of generally accepted accounting principles with respect to these accruals and provisions misstated the Company’s financial statements. The Company will demand repayment by these individuals of payments made under Company bonus plans in respect of 2003, and will take further additional action with respect to these individuals, if appropriate.

The Board of Directors reiterated its commitment to continue to fully cooperate with the ongoing investigations of these matters by the regulatory and law enforcement authorities in both Canada and the United States.

As previously announced, the Company has retained outside consultants to assist it in reviewing and assessing its finance organization and the development and implementation of appropriate processes and financial systems. The Audit Committee’s independent review is also focused on remedial measures, strengthening internal controls and improvements to processes. Together, the recommendations from these assessments, when completed and presented to the Board of Directors, are intended to strengthen internal controls over financial reporting and address the material weaknesses in internal controls previously identified by the Company’s independent auditors. The Company will provide additional details as to these recommendations in connection with the filing of its financial statements for 2003 and for the first and second quarters of 2004 and related periodic reports.

Status of Restatement and Filing of Financial Statements

The Company and NNL continue to dedicate significant resources to the process to complete their financial statements as soon as practicable. As previously announced, the Company and NNL continue to work on the restatement and revisions of their financial results for each fiscal quarter in 2003 and for 2002 and 2001, and the preparation of their financial statements for the full year 2003 and the first and second quarters of 2004.

As previously announced, the Company and NNL expect to file, by the end of the third quarter of 2004, financial statements for the year 2003 and the first and second quarters of 2004 and related periodic reports, and follow thereafter, as soon as practicable, with any required amendments to periodic reports for prior periods.

Based on the Company’s work to date, it currently does not expect changes to the principal estimated impacts from such restatements and revisions to the Company’s results previously outlined in the Company’s press release dated July 13, 2004, except for the following:

•	approximately three-quarters of the reduction in 2003 net earnings identified to date impacts the first half of 2003 (up from two-thirds previously estimated), with the remaining approximate one-quarter reduction impact to the second half of 2003.

The Company’s work to date with respect to the restatements and revisions and the principal estimated impacts mentioned above and the Company’s expectations as to timing of the filing of financial statements and related periodic reports remain subject to a number of important limitations, including:

•	the principal impacts are estimated impacts which have been identified by the Company based on the work done to date and are not projections of the final total impacts. As such, the principal estimated impacts continue to be preliminary, partial and subject to change;

•	the ongoing work of the Nortel Networks Audit Committee independent review;

•	the ongoing work to be done by the Company related to the restatements and revisions and the impact of accounting for certain other matters, including foreign exchange;

•	the previously disclosed material weaknesses in Nortel Networks internal controls over financial reporting;

•	the review or audit of the Nortel Networks financial statements by Nortel Networks independent auditors, Deloitte & Touche LLP, as the above estimates of the principal impacts of the restatements identified to date have not been the subject of a review or audit engagement by Nortel Networks independent auditors; and

•	the final determination of the impact of adjustments arising from subsequent events on the Company’s results of operation or financial position.

The financial results of NNL are consolidated into the Company’s results. NNL’s financial statements for the applicable periods will also be restated upon the related restatements of the Company’s financial statements. NNL’s preferred shares are publicly traded in Canada.

Other Matters

EDC Support Facility

NNL is currently in discussions with Export Development Canada (“EDC”) to obtain a new waiver under the EDC performance-related support facility (the “EDC Support Facility”) of certain defaults related to the delay by the Company and NNL in filing their respective Q2 2004 Quarterly Reports on Form 10-Q (the “Q2 Reports”), and to extend the current waiver, scheduled to expire on August 30, 2004, related to the delayed filings of their 2003 Annual Reports on Form 10-K and Q1 2004 Quarterly Reports on Form 10-Q (the “Prior Period Reports” and, together with the Q2 Reports, the “Reports”), in each case with the U.S. Securities and Exchange Commission, the trustees under Nortel Networks public debt indentures and EDC. The existing waiver also applies to certain other breaches that have arisen or may arise under the EDC Support Facility relating to the delayed filings and the restatement of the Company’s and NNL’s financial results.

If NNL fails to obtain a waiver relating to the Q2 Reports by August 24, 2004, or an extension of the current waiver by August 30, 2004, EDC would have the right at such times to require NNL to cash collateralize the support outstanding under the EDC Support Facility and to exercise its rights against the collateral under NNL’s related security agreements. There can be no assurance that NNL will receive any new waivers or any extension of the existing waiver from EDC.

The EDC Support Facility provides up to US$750 million in support, all presently on an uncommitted basis. As of August 15, 2004, there was approximately US$274 million of outstanding support utilized under the EDC Support Facility.

Status of Legal Proceedings

A proposed class proceeding has been commenced before the Ontario Superior Court of Justice against the Company, NNL and various current and former officers and directors claiming damages of Cdn. $250 million for alleged breaches of trust and fiduciary duty, oppressive conduct and misappropriation of corporate assets and trust property in respect of the payment of cash bonuses to executives, officers and employees in 2003 and 2004 under the Nortel Networks Return to Profitability bonus program. The claim alleges that the bonus payments were paid based on falsely reported financial performance and diverted the profits of the Company and NNL that ought to have been shared with the Company’s shareholders. The claim also seeks an order under the Canada Business Corporations Act directing that an investigation be made respecting these bonus payments.

Except as to the matters described above, the Company and NNL reported that there have been no other material developments in the matters reported in their status updates of June 2, 2004, June 29, 2004, July 13, 2004, July 27, 2004 and August 10, 2004 and the Company’s press release “Nortel Networks Updates Status of RCMP Review” dated August 16, 2004.

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Certain information included in this document is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement or revision of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the risk that the transaction with Flextronics announced on June 29, 2004 may not be completed on the expected schedule or at all; adjustments to expected proceeds from the transaction with Flextronics resulting from post-closing asset valuations and post-closing indemnity payments; the ability of Flextronics to exercise certain contractual put rights with respect to certain inventory and equipment; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal controls; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10 Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-end-

*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.

ANNEX

Strategic Plan

The principal components of the strategic plan are:

Renewed Commitment to Best Corporate Practices and Ethical Conduct

•	Nortel Networks places the highest emphasis on exemplary corporate and individual conduct by its officers and employees. As a specific action, the position of chief ethics and compliance officer, reporting to both the chairman of the board and the president and chief executive officer, has been created and recruitment is taking place.

Streamlined Organizational Structure to Reflect Alignment with Carrier Converged Networks

•	Effective October 1, 2004, the Company’s wireless, wireline and optical businesses will be combined into a single carrier networks organization supported by customer-facing solutions teams. This structure is the evolution of the network transformation to converged networks that is designed to facilitate customer solutions across all types of network access and attached devices. This carrier-focused structure enhances the customer alignment and is expected to eliminate internal redundancies and reduce costs.

•	Pascal Debon, age 57, will assume the role of president, carrier networks. He is currently the Company’s president, wireless networks. During the past five years, he has held various senior positions with Nortel Networks and was appointed to the position of president, wireless networks in 2001.

•	Sue Spradley, age 43, will assume the role of president, global operations reporting to the president, carrier networks. In addition, Spradley will report to the president and chief executive officer regarding specific new partnership initiatives. She is currently president, wireline networks, a position she has held since 2002. Prior to joining Nortel Networks in January 2001, she was vice president, operations, Sprint PCS/Wireless, a telecommunications company, from November 1997.

Increased Focus on Enterprise Market and Customers

•	Recognizing the opportunity that the global enterprise market represents, Nortel Networks will intensify its focus on solutions in voice, data applications and convergence, as well as seek to exploit its solutions and technology leadership in session initiated protocol (SIP) and voice and data over IP. Malcolm Collins, age 43, will continue as president, enterprise networks reporting to the president and chief executive officer. During the past five years, he has held various senior positions with Nortel Networks and was appointed to the position of president, enterprise networks in 2002.

Optimize Research and Development Programs for Secure Converged Networks

•	The transformed network is built on a reliable, secure IP infrastructure and delivers multimedia broadband services across wired and wireless technologies. Nortel Networks R&D program will focus on common converged core capabilities, continued packetization of voice and multimedia IP services, the powerful services edge capability to realize simplification of customer network operations and broadband access technologies, including wireless and wireline. One particular area of focus will be providing enhanced network security to ensure the level of reliability and performance that has traditionally existed in carrier networks. Nortel Networks will continue to take an industry leadership role in delivering security and “5 9s” or better reliability in all networks.

•	Brian McFadden, age 50, currently president, optical networks, will assume the role of chief technology officer and will also have responsibility for ensuring Nortel Networks global leadership in networks security. He will report to the president and chief executive officer. During the past five years, he has held various senior positions with Nortel Networks and was appointed to the position of president, optical networks in 2002. Greg Mumford, who remains chief technology officer until October 1, 2004, will retire from Nortel Networks in early 2005 and in the interim will act as special advisor to the president and chief executive officer.

Elevation of Corporate Strategy Function to Drive Partnerships, New Markets and Acquisitions

•	The Company intends to capitalize more aggressively on its current strengths and opportunities as well as identify select areas for growth and expansion such as partnerships, new markets and acquisitions. To drive the development and execution of an overall corporate strategy, effective immediately, Dion Joannou, age 39, will assume the position of chief strategy officer, reporting to the president and chief executive officer. Previously, Joannou was president, Caribbean and Latin America (CALA), a position he had held since 2003. During the past five years, he has held various senior positions with Nortel Networks. Martha Bejar, age 42, will assume the role of president, CALA and will report to the president and chief executive officer. She is currently vice president, North America sales providing leadership to the traditional ILEC accounts, a position she has held since 2004.

Elevation of Corporate Marketing Function to Drive Overall Marketing Strategy

•	As industry consolidation takes place and competition becomes more forceful, it is key that the Company’s marketing activities be aligned with this reality. The new role of chief marketing officer, reporting to the president and chief executive officer, has been created and recruitment is taking place. This role will be accountable for developing and overseeing the execution of an overall global corporate marketing and branding strategy.

Strategic Review of Embedded Services to Assess Opportunities in Professional Services Business

•	As more Nortel Networks customers converge their networks and look to outsource operations and maintenance so they can focus on their own areas of core competency, they want to be supported by a partner that can deliver a converged network of high security and reliability. Chahram Bolouri, age 49, who is currently president, global operations, will assume the role of president, Nortel Networks services reporting to the president and chief executive officer, with specific responsibility for analyzing the Company’s services offerings and building a strategy for leveraging this future growth opportunity. During the past five years, he has held various senior positions with Nortel Networks and was appointed to the position of president, global operations in 2000.

Distinct Focus on Government and Defense Customer Segments

•	Nortel Networks is committed to continued leadership in delivering secure technologies and reliability, of particular importance to governments and defense interests worldwide. In recognition, Chuck Saffell, age 57, president, federal solutions, will report directly to the president and chief executive officer, reflecting Nortel Networks specific emphasis on developing its government and defense customer businesses globally. He has held the position of president, federal solutions since joining Nortel Networks in March 2004. Prior to that time he was senior vice president for National Security Solutions, Titan Corporation, a national security company, from December 1998.

Except as otherwise noted, all appointments will be effective October 1, 2004.

In addition, to better leverage Nortel Networks world-class IT solution sets and to raise the profile of these solutions with senior decision makers across the Company’s customer and stakeholder groups, Albert Hitchcock, chief information officer will report to the president and chief executive officer.

The regional presidents remain Robert Mao, Greater China, John Giamatteo, Asia Pacific and Steve Pusey, Europe, Middle East and Africa (EMEA), with the exception of the appointment of Martha Bejar, president, CALA, as noted above. All regional presidents will report directly to the president and chief executive officer. Consistent with Nortel Networks goal to drive business growth, the Company intends to increase investment in regional sales activities.

Recent Business Highlights

Market Inroads

•	Sustained success in 3G CDMA with a two-year supply agreement announced for 1xEV-DO with Verizon Wireless;

•	First commercial UMTS (Universal Mobile Technology System) launched in North America with AT&T Wireless using Nortel Networks core and radio access UMTS solutions;

•	VoIP leadership position confirmed by industry analysts and recent contracts with a four-year frame agreement for Warid Telecom’s next generation network for Pakistan, building on announcements with Verizon for a nationwide network evolution to VoIP and Computer Sciences Corporation (CSC) Australia’s deployment of a VoIP and data networking solution earlier this year;

•	Continued momentum with the Multimedia Communications portfolio with announcements with service provider and enterprise customers including Telecommunications Services Trinidad and Tobago (TSTT), Smitcoms and University Hospitals of Geneva;

•	Broadband Networking momentum was supported by both customer and product advancements including a series of optical wins and deployments in healthcare (Orlando Regional Healthcare, New England Healthcare), education (University of Pennsylvania), service providers (Bell Canada, North Dakota Telephone), and cable operators (R);

Portfolio Enhancements

•	Portfolio enhancements were announced to build on our leadership in delivering next generation optical networking technology with the Common Photonic Layer, a new DWDM (dense wavelength division multiplexing) optical transport platform designed to enable enterprise customers, cable operators and other service providers to cost-effectively leverage optical networking technology and scalability enhancements across the Optical Cross Connect HDX switching platform;

•	Multiservice Provider Edge Switch launched to provide carrier grade reliability at the edge of the network;

Business Partnerships and Efficiency

•	Moving towards completion of a five-year plan to divest substantially all manufacturing activities with the signing of agreements with Flextronics, thereby moving towards a 100-percent variable cost structure for manufacturing;

•	Announced SIP (Session Initiation Protocol)-based interoperability initiatives with Texas Instruments Incorporated, Uniden American Corporation, Polycom and i3micro for SIP clients, VoIP gateways and IP phones;

•	Memorandum of Understanding signed for cooperation in development and manufacture of certain TD-SCDMA (Time Division-Synchronous Code Division Multiple Access) products with China Putian Corporation;

•	Strategic alliance with Avici Systems announced under which Nortel Networks will integrate, sell and support Avici’s carrier-class core routers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ William R. Kerr
William R. Kerr
Chief Financial Officer

By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant Secretary

Dated: August 19, 2004